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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  May 18, 2004
                Date of Report (Date of earliest event reported)


                       FIRST INDUSTRIAL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

              Maryland                    1-13102              36-3935116
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
   incorporation or organization)       file number)       Identification No.)

                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
               (Address of principal executive offices, zip code)

                                 (312) 344-4300
              (Registrant's telephone number, including area code)




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Item 7.  Financial Statements and Exhibits

(c) Exhibits

Number            Description
------            -----------

1.1 Underwriting Agreement, dated May 18, 2004, relating to 50,000 depositary shares, each representing 1/100 of a share of the Series F Flexible Cumulative Redeemable Preferred Stock (Five-Year Initial Fixed Rate Period), and 25,000 depositary shares, each representing 1/100 of a share of the Series G Flexible Cumulative Redeemable Preferred Stock (Ten-Year Initial Fixed Rate Period), by and among Lehman Brothers Inc., Credit Suisse First Boston LLC, Wachovia Capital Markets, LLC and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., First Industrial Realty Trust, Inc. (the "Company") and First Industrial, L.P. (the "Operating Partnership").

1.2 Remarketing Agreement, dated May 27, 2004, relating to 50,000 depositary shares, each representing 1/100 of a share of the Series F Flexible Cumulative Redeemable Preferred Stock (Five-Year Initial Fixed Rate Period), by and among Lehman Brothers Inc., the Company and the Operating Partnership.

1.3 Remarketing Agreement, dated May 27, 2004, relating to 25,000 depositary shares, each representing 1/100 of a share of the Series G Flexible Cumulative Redeemable Preferred Stock (Ten-Year Initial Fixed Rate Period), by and among Lehman Brothers Inc., the Company and the Operating Partnership.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST INDUSTRIAL REALTY TRUST, INC.




                                      By:  /s/ Scott A. Musil
                                           ----------------------------------
                                            Name:    Scott A. Musil
                                            Title:   Senior Vice President and
                                                     Controller

Date:    May 27, 2004